Exhibit 99.1

Contacts:

Media	Investors

Monica Kendrick	Robert J. Marshall Jr.

574-372-4989	574-371-8042

monica.kendrick@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports Third Quarter 2013 Financial Results

•	Net Sales of $1.07 billion represent an increase of 4.8% reported over the prior year period (an increase of 6.7% constant currency)

•	Diluted EPS for the third quarter were $0.90 reported, a decrease of 11.8% from the prior year period, and $1.25 adjusted, an increase of 8.7% over the prior year period

•	Company updates sales and earnings guidance

(WARSAW, IN) October 24, 2013—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended September 30, 2013. The Company reported third quarter net sales of $1.07 billion, an increase of 4.8% reported and 6.7% constant currency over the third quarter of 2012. Diluted earnings per share for the quarter were $0.90 reported and $1.25 adjusted, an increase of 8.7% adjusted over the prior year period.

“Zimmer achieved accelerated top-line growth in the third quarter, fueled by our innovative new product offerings and the focused execution of our global sales teams,” said David Dvorak, Zimmer President and CEO. “For the balance of 2013, we expect to continue building stockholder value through the ongoing execution of our growth, operational excellence and capital deployment strategies.”

Net earnings for the third quarter were $154.4 million on a reported basis and $215.6 million on an adjusted basis, an increase of 6.7% adjusted over the prior year period. Operating cash flow for the third quarter was $292.7 million.

In the quarter, the Company recorded pre-tax charges of $46.4 million in special items and $43.8 million in cost of products sold pertaining to global restructuring, quality and operational excellence initiatives, certain litigation and recent acquisitions. Adjusted 2013 figures in this release exclude the impact of these charges, which include $39.1 million associated with a broad based product rationalization program; $33.0 million related to quality and operational excellence initiatives in manufacturing, logistics and sales; $12.0 million connected with certain outstanding litigation matters; and $6.1 million in integration and other costs.

The Company recently announced the receipt of 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market the Zimmer® Patient Specific Instruments (PSI) Shoulder system to complement its Trabecular Metal™ Reverse Shoulder system for reverse shoulder arthroplasty procedures. Additionally in the quarter, Zimmer Spine announced its entry into an exclusive global distribution agreement to market the Lateral Locking Cage (LLC), a first of its kind, minimally invasive lateral interbody cage for the treatment of degenerative disc disease and instability. Implanted through a unique minimally invasive approach, the LLC represents Zimmer Spine’s entry into lateral access lumbar surgeries, a fast growing segment of the global spine market.

During the quarter, the Company utilized $17.5 million of cash to acquire 0.2 million shares. At the end of the third quarter, $536.4 million remained authorized under the current share repurchase program, which expires on December 31, 2014. Additionally, 1.6 million stock options were exercised in the quarter, resulting in $108.7 million of cash proceeds. Through the end of the third quarter, 5.0 million stock options had been exercised in 2013, resulting in $325.4 million of cash proceeds. As a result, the Company now estimates diluted weighted average common shares outstanding for the full year to be approximately 171.5 million shares. The Company also declared cash dividends of $33.9 million on its outstanding shares in the third quarter.

Guidance

The Company reaffirmed its full-year 2013 constant currency revenue guidance and updated its reported revenue and earnings guidance for 2013. Full-year revenues for 2013 are expected to increase approximately 4.5% on a constant currency basis from 2012. The Company now estimates that foreign currency translation will decrease revenues between 1.5% and 2.0% for the year, resulting in reported revenue growth between 2.5% and 3.0%. Previously, the Company had estimated foreign currency translation would decrease revenues by approximately 2.0%.

The Company now projects full-year 2013 diluted earnings per share to be approximately $4.40 on a reported basis and approximately $5.70 on an adjusted basis. Prior guidance for full-year 2013 reported and adjusted diluted earnings per share was $4.70 to $4.80 and $5.70 to $5.80, respectively. This updated guidance includes estimated charges for inventory step-up and other inventory and manufacturing related charges, certain claims and special items of $335 million on a pre-tax basis, or approximately $1.30 per diluted share, on an after-tax basis. Prior guidance reflected an estimate of $250 million, on a pre-tax basis, for these items.

Conference Call

The Company will conduct its third quarter 2013 investor conference call today, October 24, 2013, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the call.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. Conference ID 74602176 may be used to access the call. A digital recording will be available two hours after the completion of the conference call from October 24, 2013, to November 24, 2013. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID 74602176.

Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and nine months on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED SEPTEMBER 30, 2013

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$633	8%	9%
Europe	255	4	1
Asia Pacific	186	(5)	8

Total	1,074	5	7

Product Categories
Reconstructive
Americas	455	7	8
Europe	196	3	—
Asia Pacific	137	(6)	7

Total	788	4	6

Knees
Americas	270	9	9
Europe	92	4	1
Asia Pacific	73	(4)	9

Total	435	6	7

Hips
Americas	150	3	4
Europe	97	1	(2)
Asia Pacific	61	(9)	5

Total	308	—	2

Extremities	45	15	15

Dental	55	1	—

Trauma	79	5	8

Spine	48	(4)	(3)

Surgical and other	104	21	25

Certain product sales have been reclassified from the Surgical and other category to Knees. Prior year amounts have been reclassified to conform to the 2013 presentation. Further information is available at www.investor.zimmer.com.

NET SALES - NINE MONTHS ENDED SEPTEMBER 30, 2013

(in millions, unaudited)

	Net Sales	Reported % Change	Constant Currency % Change
Geographic Segments
Americas	$1,928	5%	5%
Europe	870	2	1
Asia Pacific	585	(4)	6

Total	3,383	3	4

Product Categories
Reconstructive
Americas	1,396	4	4
Europe	678	1	—
Asia Pacific	432	(5)	5

Total	2,506	1	3

Knees
Americas	827	4	4
Europe	332	3	2
Asia Pacific	227	(1)	8

Total	1,386	3	4

Hips
Americas	459	2	2
Europe	322	(1)	(2)
Asia Pacific	197	(9)	1

Total	978	(2)	—

Extremities	142	12	12

Dental	176	—	—

Trauma	235	5	7

Spine	150	(4)	(3)

Surgical and other	316	19	23

Certain product sales have been reclassified from the Surgical and other category to Knees. Prior year amounts have been reclassified to conform to the 2013 presentation. Further information is available at www.investor.zimmer.com.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2012 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 9,000 employees worldwide.

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Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, certain claims and special items. Included in special items are acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the success of our quality and operational improvement initiatives; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices, reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of our products; our ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; our ability to retain the independent agents and distributors who market our products; our dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on our ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

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ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013 and 2012

(in millions, except per share amounts, unaudited)

	2013	2012
Net Sales	$1,074.3	$1,025.5
Cost of products sold	328.8	255.7

Gross Profit	745.5	769.8

Research and development	49.4	53.5
Selling, general and administrative	438.0	430.0
Certain claims	—	—
Special items	46.4	36.9

Operating expenses	533.8	520.4

Operating Profit	211.7	249.4
Interest income	3.8	3.8
Interest expense	(17.1)	(18.3)

Earnings before income taxes	198.4	234.9
Provision for income taxes	44.3	57.2

Net earnings	154.1	177.7
Less: Net loss attributable to noncontrolling interest	(0.3)	(0.4)

Net Earnings of Zimmer Holdings, Inc.	$154.4	$178.1

Earnings Per Common Share
Basic	$0.91	$1.02
Diluted	$0.90	$1.02
Weighted Average Common Shares Outstanding
Basic	170.0	174.1
Diluted	172.2	175.3
Cash dividends declared per common share	$0.20	$0.18

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 and 2012

(in millions, except per share amounts, unaudited)

	2013	2012
Net Sales	$3,382.7	$3,291.2
Cost of products sold	945.3	826.3

Gross Profit	2,437.4	2,464.9

Research and development	157.8	170.3
Selling, general and administrative	1,356.8	1,346.6
Certain claims	47.0	—
Special items	155.5	101.1

Operating expenses	1,717.1	1,618.0

Operating Profit	720.3	846.9
Interest income	11.4	10.7
Interest expense	(53.6)	(54.0)

Earnings before income taxes	678.1	803.6
Provision for income taxes	154.3	203.0

Net earnings	523.8	600.6
Less: Net loss attributable to noncontrolling interest	(1.3)	(1.6)

Net Earnings of Zimmer Holdings, Inc.	$525.1	$602.2

Earnings Per Common Share
Basic	$3.10	$3.43
Diluted	$3.07	$3.41
Weighted Average Common Shares Outstanding
Basic	169.2	175.6
Diluted	171.2	176.7
Cash dividends declared per common share	$0.60	$0.36

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$917.4	$884.3
Short-term investments	588.4	671.6
Receivables, net	898.9	884.6
Inventories	1,081.9	995.3
Other current assets	350.6	272.9

Total current assets	3,837.2	3,708.7

Property, plant and equipment, net	1,234.1	1,210.7
Goodwill	2,602.8	2,571.8
Intangible assets, net	712.2	740.7
Other assets	971.1	780.5

Total Assets	$9,357.4	$9,012.4

Liabilities and Stockholders’ Equity

Current liabilities	$804.2	$765.9
Short-term debt	—	100.1
Other long-term liabilities	728.2	559.3
Long-term debt	1,686.0	1,720.8
Stockholders’ equity	6,139.0	5,866.3

Total Liabilities and Stockholders’ Equity	$9,357.4	$9,012.4

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 and 2012

(in millions, unaudited)

	2013	2012
Cash flows provided by (used in) operating activities
Net earnings	$523.8	$600.6
Depreciation and amortization	268.4	272.9
Share-based compensation	37.1	41.7
Income tax benefits from employee stock compensation plans	29.1	10.0
Excess income tax benefits from employee stock compensation plans	(7.3)	(2.3)
Inventory step-up	5.1	2.5
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(50.2)	29.7
Receivables	(33.0)	(34.2)
Inventories	(115.1)	(53.3)
Accounts payable and accrued expenses	(3.7)	4.0
Other assets and liabilities	8.7	(87.7)

Net cash provided by operating activities	662.9	783.9

Cash flows provided by (used in) investing activities
Additions to instruments	(166.1)	(104.7)
Additions to other property, plant and equipment	(77.2)	(71.4)
Purchases of investments	(580.3)	(801.7)
Sales of investments	631.2	667.1
Investments in other assets	(79.9)	(56.8)

Net cash used in investing activities	(272.3)	(367.5)

Cash flows provided by (used in) financing activities
Net payments under revolving credit facilities	(99.3)	(149.9)
Proceeds from term loans	—	147.3
Dividends paid to stockholders	(98.4)	(63.2)
Proceeds from employee stock compensation plans	325.4	34.1
Excess income tax benefits from employee stock compensation plans	7.3	2.3
Debt issuance costs	—	(3.3)
Purchase of additional shares from noncontrolling interest	(1.8)	—
Repurchase of common stock	(478.3)	(345.7)

Net cash used in financing activities	(345.1)	(378.4)

Effect of exchange rates on cash and cash equivalents	(12.4)	(4.8)

Increase in cash and cash equivalents	33.1	33.2
Cash and cash equivalents, beginning of period	884.3	768.3

Cash and cash equivalents, end of period	$917.4	$801.5

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE and NINE MONTHS ENDED SEPTEMBER 30, 2013 and 2012

(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Inc/(Dec)	2013	2012	% Inc/(Dec)
Americas	$632.9	$583.5	8%	$1,927.7	$1,832.2	5%
Europe	255.0	245.6	4	870.0	851.6	2
Asia Pacific	186.4	196.4	(5)	585.0	607.4	(4)

Total	$1,074.3	$1,025.5	5	$3,382.7	$3,291.2	3

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE and NINE MONTHS ENDED SEPTEMBER 30, 2013 and 2012

(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Inc/(Dec)	2013	2012	% Inc/(Dec)
Reconstructive
Knees	$434.5	$411.6	6%	$1,386.5	$1,350.8	3%
Hips	308.3	308.5	—	977.5	993.0	(2)
Extremities	45.5	39.7	15	141.9	127.0	12

	788.3	759.8	4	2,505.9	2,470.8	1

Dental	55.1	54.7	1	176.2	176.4	—
Trauma	78.5	74.5	5	234.6	223.9	5
Spine	48.0	49.8	(4)	149.9	155.4	(4)
Surgical and other	104.4	86.7	21	316.1	264.7	19

Total	$1,074.3	$1,025.5	5	$3,382.7	$3,291.2	3

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended September 30, 2013
	Reported % Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Segments
Americas	8%	(1)%	9%
Europe	4	3	1
Asia Pacific	(5)	(13)	8
Total	5	(2)	7

Product Categories
Reconstructive
Americas	7	(1)	8
Europe	3	3	—
Asia Pacific	(6)	(13)	7
Total	4	(2)	6

Knees
Americas	9	—	9
Europe	4	3	1
Asia Pacific	(4)	(13)	9
Total	6	(1)	7

Hips
Americas	3	(1)	4
Europe	1	3	(2)
Asia Pacific	(9)	(14)	5
Total	—	(2)	2

Extremities	15	—	15

Dental	1	1	—

Trauma	5	(3)	8

Spine	(4)	(1)	(3)

Surgical and other	21	(4)	25

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Nine Months Ended September 30, 2013
	Reported % Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Segments
Americas	5%	—%	5%
Europe	2	1	1
Asia Pacific	(4)	(10)	6
Total	3	(1)	4

Product Categories
Reconstructive
Americas	4	—	4
Europe	1	1	—
Asia Pacific	(5)	(10)	5
Total	1	(2)	3

Knees
Americas	4	—	4
Europe	3	1	2
Asia Pacific	(1)	(9)	8
Total	3	(1)	4

Hips
Americas	2	—	2
Europe	(1)	1	(2)
Asia Pacific	(9)	(10)	1
Total	(2)	(2)	—

Extremities	12	—	12

Dental	—	—	—

Trauma	5	(2)	7

Spine	(4)	(1)	(3)

Surgical and other	19	(4)	23

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended September 30, 2013 and 2012

(in millions, unaudited)

	Three Months Ended September 30,
	2013	2012
Net Earnings of Zimmer Holdings, Inc.	$154.4	$178.1
Inventory step-up and other inventory and manufacturing related charges	43.8	0.5
Special items	46.4	36.9
Taxes on above items*	(29.0)	(13.4)

Adjusted Net Earnings	$215.6	$202.1

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Nine Months Ended September 30, 2013 and 2012

(in millions, unaudited)

	Nine Months Ended September 30,
	2013	2012
Net Earnings of Zimmer Holdings, Inc.	$525.1	$602.2
Inventory step-up and other inventory and manufacturing related charges	57.7	2.5
Certain claims	47.0	—
Special items	155.5	101.1
Taxes on above items*	(85.5)	(36.8)

Adjusted Net Earnings	$699.8	$669.0

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended September 30, 2013 and 2012

(unaudited)

	Three Months Ended September 30,
	2013	2012
Diluted EPS	$0.90	$1.02
Inventory step-up and other inventory and manufacturing related charges	0.25	—
Special items	0.27	0.21
Taxes on above items*	(0.17)	(0.08)

Adjusted Diluted EPS	$1.25	$1.15

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Nine Months Ended September 30, 2013 and 2012

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Diluted EPS	$3.07	$3.41
Inventory step-up and other inventory and manufacturing related charges	0.34	0.01
Certain claims	0.27	—
Special items	0.91	0.58
Taxes on above items*	(0.50)	(0.21)

Adjusted Diluted EPS	$4.09	$3.79

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2013 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

Projected Year Ended December 31, 2013
Diluted EPS	$4.40
Inventory step-up and other inventory and manufacturing related charges and special items	1.66
Certain claims	0.27
Taxes on above items	(0.63)

Adjusted Diluted EPS	$5.70

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items have been or are projected to be incurred.